Exhibit 99.1

VSee Health Partners with AbundaBox to Launch AbundaLife™: Transforming Health Record Management for Families Nationwide

SAN JOSE, Calif. -- December 6, 2024 -- VSee Health, Inc. (Nasdaq: VSEE), a leader in telehealth solutions renowned for its scalable technology and deep clinical expertise, announced a strategic partnership with AbundaBox to launch AbundaLife™, a groundbreaking health record management platform. This innovative solution addresses one of the most pressing challenges in healthcare-fragmented medical records-by consolidating personal health data into one secure, comprehensive profile. AbundaLife, supported by VSee Health's dynamic technology, empowers individuals to manage their health more effectively, enabling providers to deliver better-coordinated care and improving health outcomes.

"VSee Health's commitment to improving access and equity in healthcare aligns perfectly with AbundaBox's mission of empowering individuals through innovation," said Imo Aisiku, Co-CEO and Chairman of VSee Health. "Together, with AbundaLife, we're addressing inefficiencies in healthcare management and enhancing the patient experience like never before. At just $34 per year per patient, this partnership has already attracted eight healthcare facilities in its initial rollout, demonstrating the immense potential for revenue acceleration and broad market adoption."

Expanding Access to Care

AbundaLife simplifies healthcare by centralizing a lifetime of medical data-including medical records, lab results, prescriptions, immunizations, and more-into a single, easily accessible profile. For patients, this streamlined solution provides:

•	Improved Care Coordination: Unified access to health data minimizes communication delays and reduces errors, helping providers make better-informed decisions.

•	Personalized Treatment: A complete health history empowers clinicians to develop tailored care plans for superior health outcomes.

•	Simplified Health Management: With one secure platform, members can efficiently manage their medical journey without the burden of navigating multiple systems.

Innovative Collaboration, Real Impact

Built on VSee Health's state-of-the-art AI telehealth technology, AbundaLife integrates seamless telehealth support, clinical reviews, and billing services. Emily Jones, CEO of Abundabox, notes the transformative nature of the partnership, stating, "By combining VSee Health's scalable technology with AbundaBox's commitment to health equity, AbundaLife is poised to bridge critical gaps in healthcare access and empower individuals to lead healthier lives."

A Mission-Driven Partnership

AbundaBox, renowned for its leadership in integrated health solutions, brings deep expertise in addressing social determinants of health. Their expansive network and resource management capabilities align with VSee Health's vision of leveraging technology to improve access, affordability, and quality of care for all.

About VSee Health

VSee Health is a leading provider of telehealth solutions, specializing in real-time virtual care, clinical review, and billing services. Its technology powers healthcare networks and organizations worldwide, enabling seamless patient-provider interactions and ensuring efficient care delivery. Field-hardened on over 1.5M HIPAA-compliant video encounters every month, VSee Health's highly scalable, customizable telehealth building blocks each meet stringent security standards. VSee Health has deployed services in over 50 countries, including Iraq, Syria, Marshall Islands and El Salvador. Its clients include NASA, US Department of Health and Human Services, McKesson, Magellan, DaVita, GE, countless startups, and the entire country of Qatar. VSee Health also provides tailored solutions for critical shortage areas such as critical care and teleradiology. VSee Health is committed to empowering high quality healthcare access and reducing physician burnout and workforce shortages through its telehealth technology. For more information, please visit www.vseehealth.com.

About AbundaBox

AbundaBox is a pioneer in health and wellness, dedicated to improving access to critical resources. From their groundbreaking AbundaLife platform to monthly HealthPacks that support community health, AbundaBox, recognized by the White House and the CDC Foundation as a key partner in the Homeplate Solutions group, is redefining health equity through innovation, affordability, and compassionate care. For more information, please visit: https://abundabox.com/.

Forward-Looking Statements

Matters discussed in this news release that are not statements of historical or current facts, including but not limited to those relating to VSee Health's ability to improve healthcare access and provider efficiencies, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause performance or achievements to be materially different from historical results or from any future performance or achievements expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. More information on risk factors relating to VSee Health and its technology and billing services is included from time to time in the "Cautionary Note Regarding Forward-Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of VSee Health's periodic and current filings with the SEC, which are also made available on VSee Health's website at www.vseehealth.com. Forward-looking statements speak only as of the date they are made, and VSee Health undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Contact:

Dave Gentry, CEO

RedChip Companies, Inc.

1-407-644-4256

VSEE@redchip.com